UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2024

BIONOMICS LIMITED

(Exact name of registrant as specified in its charter)

Australia	001-41157	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Greenhill Road Eastwood, SA Australia	5063
(Address of principal executive offices)	(Zip Code)

+61 8 8150 7400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
American Depositary Shares	BNOX	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As discussed in a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on October 2, 2024, Bionomics Limited, an Australian corporation (“Bionomics”), and Neuphoria Therapeutics Inc., a Delaware corporation (“Neuphoria”), have entered into a Scheme Implementation Agreement to re-domicile from Australia to the U.S. State of Delaware pursuant to a Scheme of Arrangement under Australian law. Upon completion of the Scheme of Arrangement, Bionomics would become a wholly-owned subsidiary of Neuphoria and Neuphoria’s common stock would be listed on Nasdaq.

Subsequent to entering into the Scheme Implementation Agreement, Bionomics and Neuphoria amended it to change the exchange ratio to be as follows:

●	holders of ordinary shares in Bionomics will receive one share of common stock in Neuphoria for every 2,160 ordinary shares of Bionomics held as of record date; and

●	holders of American Depositary Shares (“ADSs”) of Bionomics will receive one share of common stock in Neuphoria for every 12 ADSs held in Bionomics as of the record date.

These changes are set out in an Amending Agreement, which is attached as Exhibit 99.1 to this Form 8-K.

As disclosed in a Form 8-K filed on July 16, 2024, Bionomics received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) indicating that, based upon the closing bid price of the company’s ADSs for the 30 consecutive business days between May 28, 2024 and July 10, 2024, Bionomics did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1). The letter also indicated that Bionomics will be provided with a compliance period of 180 calendar days, or until January 7, 2025, in which to regain compliance.

Upon completion of the Scheme of Arrangement, Neuphoria will become the successor issuer to Bionomics and, with the exchange ratio disclosed above, the company expects to regain compliance with Nasdaq’s minimum bid price requirement.

On November 8, 2024, the Supreme Court of New South Wales approved:

●	the convening by Bionomics of a meeting of Bionomics shareholders to consider and vote on the Scheme of Arrangement at 8:30 am on December 12, 2024 Sydney time (“Scheme Meeting”); and

●	the dispatch of an explanatory statement providing information about the Scheme of Arrangement, together with notice of meeting for the Scheme Meeting (together, the “Scheme Booklet”), to Bionomics shareholders.

Further information is included in the Scheme Booklet attached as Exhibit 99.2 and a related press release is attached as Exhibit 99.3, which are both incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Amending Agreement to Scheme Implementation Agreement, dated October 24, 2024, between Bionomics Limited and Neuphoria Therapeutics Inc.
99.2	Scheme Booklet, dated November 8, 2024.
99.3	Press Release, dated November 8, 2024, issued by Bionomics Limited.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIONOMICS LIMITED

Date: November 8, 2024	By:	/s/ Spyridon Papapetropoulos
Spyridon Papapetropoulos
President and Chief Executive Officer

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